Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AGREEMENT, dated as of April 10, 2018 (this “Amendment”), is made among Omeros Corporation, a Washington corporation (“Borrower”), the Subsidiary Guarantors listed on the signature pages hereof, CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, “Administrative Agent”), and the lenders listed on the signature pages hereof (each, a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to the Term Loan Agreement, dated as of October 26, 2016, as partially waived pursuant to the Waiver to Loan Agreement, dated as of May 9, 2017 (the “Waiver”), and as amended by Amendment No. 1 to Loan Agreement, dated as of October 11, 2017, and Amendment No. 2 to Loan Agreement, dated as of February 26, 2018 (as so partially waived and amended, the “Loan Agreement”), with the Subsidiary Guarantors from time to time party thereto.

WHEREAS, Borrower has requested that Administrative Agent and the Lenders (which Lenders constitute all of the Lenders party to the Loan Agreement), and Administrative Agent and the Lenders have agreed to, amend the financial covenants in the Loan Agreement.

WHEREAS, Borrower, Administrative Agent and the Lenders wish to provide that, solely for purposes of Section 10.02(a)(iii) and Section 10.02(b) with respect to the calendar year ending December 31, 2018, the financial covenant in Section 10.02 applicable to the twelve-month period beginning on January 1, 2018 or the calendar year ending December 31, 2018, as applicable, of the Loan Agreement shall be deemed to have been achieved.

WHEREAS, in connection with this Amendment, Borrower has agreed to issue to Lenders warrants to purchase an aggregate of 200,000 shares of Common Stock, $0.01 par value per share, of Borrower, at an exercise price of $23.00 per share (subject to adjustment as specified therein) per Schedule I to this Amendment (the “Warrants”).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendments. Subject to Section 3 of this Amendment:

(a) The following definitions are hereby added to Section 1.01 of the Loan Agreement in appropriate alphabetical order:

“Warrants” has the meaning set forth in that certain Amendment No. 3 to Loan Agreement, dated as of April 10, 2018, among Borrower, Administrative Agent and the Lenders party thereto.

“Warrant Obligations” means, with respect to any Obligor, all Obligations arising out of, under or in connection with the Warrants.

(b) The definition of “Market Cap Threshold” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Market Cap Threshold” means, as of any date of determination, the product of (a) 3.0 and (b) the aggregate outstanding principal amount of Loans outstanding (excluding any PIK Loans) under this Agreement on such date of determination.

(c) The definition of “Obligations” in Section 1.01 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

For purposes of Section 5.03, “Obligations” shall include the Warrant Obligations.

(d) Section 10.02(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

[reserved];

(e) Section 10.02(b) of the Loan Agreement is hereby amended by adding the following words after the words “each calendar year” therein:

(other than the calendar year ending on December 31, 2018)

(f) Section 11.01(e) of the Loan Agreement is hereby amended by adding the following words after the words “Loan Documents” therein:

or any Warrant

SECTION 3. Amendment Conditions.

(a) The effectiveness of Section 2 of this Amendment shall be subject to the following conditions precedent:

(i) Borrower, Administrative Agent and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 13.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3(a) have been satisfied;

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(ii) No Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and

(iii) Borrower shall have paid or reimbursed Administrative Agent and the Lenders for their reasonable and documented out of pocket costs and expenses (including the reasonable and documented fees and expenses of Administrative Agent’s and the Lenders’ legal counsel) incurred in connection with this Amendment pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

(b) Within two (2) Business Days of the date hereof (or such other date as Administrative Agent may in its sole discretion permit), Borrower shall duly execute and deliver a Warrant, in form and substance satisfactory to Administrative Agent, to each Lender.

(c) On the date of the execution of each Warrant pursuant to clause (b) above, except as otherwise disclosed in Borrower’s Public Filings, the representations and warranties in Section 7 of the Loan Agreement shall be true in all material respects (unless qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects), except that (i) the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true on such earlier date and (ii) the representation regarding representations under Sections 7.05(b), 7.05(c), 7.08, 7.14 and 7.16 shall be that they were true on the first Borrowing Date.

SECTION 4. Representations and Warranties; Reaffirmation.

(a) Borrower hereby represents and warrants to Administrative Agent and each Lender as follows:

(i) Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within Borrower’s corporate or equivalent powers and has been duly authorized by all necessary corporate or equivalent action and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (w) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (x) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of Borrower and its Subsidiaries other than any such violations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (y) will not violate any order of any Governmental Authority other than any such violations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (z) will not violate or result in a default under any agreement or instrument governing any Indebtedness of Borrower or its Subsidiaries or any other material agreement or instrument binding upon Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

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(ii) No Default has occurred or is continuing or will result after giving effect to this Consent.

(iii) There has been no Material Adverse Change since the date of the Loan Agreement.

(b) Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein, including, for the avoidance of doubt, Administrative Agent’s rights pursuant to Sections 8.01, 8.02 and 8.06 of the Loan Agreement. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment. For the avoidance of doubt, the parties confirm that the waiver of Sections 6.03(d), (e) and (f) in the Waiver continue to apply.

(c) Borrower, Administrative Agent and the Lenders hereby acknowledge and agree that, upon an event of an acceleration or other mandatory prepayment event, the “Redemption Date” for purposes of calculating the Prepayment Premium due and payable upon such acceleration or other mandatory prepayment will be date of such acceleration or such obligation to mandatorily prepay arose.

SECTION 5. Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL.

(a) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of Administrative Agent and the Lenders only and, as a result, none of Administrative Agent or any Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(c) WAIVER OF JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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SECTION 6. Miscellaneous.

(a) No Waiver. Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b) Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Name: Gregory A. Demopulos
Title: Chairman and CEO

[Signature Page – Amendment No. 3]

SUBSIDIARY GUARANTOR:

NURA, INC.

By:	/s/ Gregory A. Demopulos
Name: Gregory A. Demopulos
Title: Chairman and CEO

[Signature Page – Amendment No. 3]

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

LENDERS:

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS III (CAYMAN) LEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Witness:	/s/ Nicole Nesson

Name:	Nicole Nesson

[Signature Page – Amendment No. 3]

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Witness:	/s/Nicole Nesson

Name:	Nicole Nesson

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Witness:	/s/ Nicole Nesson
Name:	Nicole Nesson

CRG ISSUER 2017-1

By CRG SERVICING LLC, acting by power of attorney

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

[Signature Page – Amendment No. 3]

Schedule I

to Amendment No. 3

WARRANT SHARES

Lender	Number of Shares of Common Stock subject to the Warrants
CRG Partners III – Parallel Fund “A” L.P.	2,000
CRG Partners III L.P.	4,000
CRG Partners III (Cayman) Lev AIV I L.P.	64,302
CRG Partners III (Cayman) Unlev AIV I L.P.	5,214
CRG Partners III – Parallel Fund “B” (Cayman) L.P.	124,484

TOTAL	200,000